Exhibit 10.10

SUNRISE COMMUNICATIONS AG

TRANSITIONAL SHARE ADJUSTMENT PLAN

ARTICLE I

PURPOSE OF PLAN

1.1 Purpose. The purpose of this Plan is to provide for the grant of SARs, Restricted Share Units and Performance Awards to holders of certain outstanding share appreciation rights, restricted share units and performance awards issued under the share incentive plans of Liberty Global (each such plan, an “LG Plan”, and each such award an “LG Award”) in connection with adjustments made to LG Awards as a result of the Spin-Off (the “Spin-Off Awards”) on a strictly discretionary basis. Notwithstanding anything herein to the contrary, no Awards shall be granted under this Plan following the Effective Date other than Spin-Off Awards.

1.2 Effective Date. The Plan shall become effective as of the date of the consummation of the Spin-Off (the “Effective Date”). If the Spin-Off is substantially abandoned by Liberty Global without completion, this Plan shall not become effective and shall automatically terminate without any Awards being granted hereunder.

1.3 Eligibility. Awards may be granted under this Plan only to Eligible Persons.

ARTICLE II

DEFINITIONS

2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Agreement” means a share appreciation rights agreement, restricted share unit agreement, a performance share agreement or an agreement evidencing more than one type of Award, granted under this Plan and as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Shareholders is required as a matter of law, the Shareholders at a meeting thereof) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which Shares of the Company would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the Shareholders immediately prior to such transaction have the same proportionate capital ownership of the shares of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any consolidation, merger or binding share exchange to which the Company is a party as a result of which the Persons who are Shareholders immediately prior thereto have less than a majority of the combined voting power of the outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such consolidation, merger or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company. For the avoidance of doubt, the Spin-Off shall not constitute an Approved Transaction.

“Award” means a grant of SARs, Restricted Share Units, Performance Awards or any other authorized award under the Plan (other than cash payable in lieu of fractional Shares).

“Board” means the Company’s board of directors (Verwaltungsrat).

“Board Change” means the date a majority of the members of the Board are replaced during any two-year period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election. For the avoidance of doubt, the Spin-Off shall not constitute a Board Change.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means any committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

“Company” means Sunrise Communications AG, a Swiss stock corporation (Aktiengesellschaft).

“Control Purchase” means any transaction (or series of related transactions) in which any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person) shall become the “beneficial owner”, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then-outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors, other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means (a) each of the directors of the Company or Liberty Global as of the Spin-Off and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person. For the avoidance of doubt, the Spin-Off shall not constitute a Control Purchase.

“Dividend Equivalents” means, with respect to Restricted Share Units, to the extent specified by the Committee only, a cash amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to Shareholders during the Restriction Period on a like number and kind of Shares represented by the Award of Restricted Share Units.

“Domestic Relations Order” means any final and legally enforceable judgment, decree or other order regarding the division of property under domestic relations law applicable to the Holder.

“Effective Date” has the meaning ascribed thereto in Section 1.2.

“Eligible Person” means each Person holding a share appreciation right, restricted share unit or performance award granted under an LG Plan that is outstanding as of the consummation of the Spin-Off.

“Fair Market Value” of a Share on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Share on such day (or, if such day is not a trading day, on the preceding trading day) as reported on the principal securities exchange for such security on the date of determination. If for any day the Fair Market Value of a Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Holder” means a Person who has received an Award under the Plan.

“LG Participant” means each Holder who is a current or former officer, director, employee, consultant or independent contractor of Liberty Global or any of its Subsidiaries other than any such Person who primarily provides services to the Company following the Effective Date.

“Liberty Global” means Liberty Global Ltd., a Bermuda exempted company, limited by shares.

“Performance Award” means an Award made pursuant to Article VII of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Sunrise Communications AG Transitional Share Adjustment Plan, as may be amended from time to time.

“Restricted Share Unit” means a unit representing the right to receive one Share or the equivalent value in cash that is subject to a Restriction Period and awarded pursuant to Article VI.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Share Units and ending on the Vesting Date with respect to such Award.

“SARs” means share appreciation rights, awarded pursuant to Article V, with respect to Shares.

“Share” means Class A common shares of the Company, or the applicable number of ADSs corresponding to a Class A common share of the Company.

“Shareholder” means a holder of Class A common shares, Class B common shares or ADSs of the Company

“Spin-Off” means the series of transactions that, if completed in their entirety, will result in the spin-off of the Company following the transfer to it of the Swiss business of Liberty Global and its Subsidiaries.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Vesting Date,” with respect to any Award, means the date on which such Award ceases to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

3.1 Committee. The Plan shall be administered by a committee of the Board appointed by the Board, except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board”. The Board may, subject to compliance with applicable law, from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairperson and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.2 Powers. The Committee shall have full power and authority to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, to enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Subsidiaries or affiliates to facilitate the administration of Awards under the Plan, and to supervise the administration of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the Eligible Person, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant. Notwithstanding the foregoing or anything herein to the contrary, including pursuant to Section 8.6(b), except as directed or approved by the board of directors of Liberty Global (or its delegate), no determinations shall be made with respect to the status of employment or service or characterization of termination of employment or service of an LG Participant (including any amendment or acceleration of vesting, exercise or settlement).

3.3 Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend or rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Committee shall be liable for any action or determination made or taken by him or her or the Committee in good faith with respect to the Plan.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to the provisions of this Article IV, the maximum number of Shares with respect to which Awards may be granted during the term of the Plan shall not exceed the maximum number of Shares necessary to satisfy all Spin-Off Awards upon exercise or settlement, as applicable. Shares issued or delivered pursuant to the Plan shall be fully paid-in and, to the extent permitted by applicable law, will be made available from Shares acquired by or gifted to the Company, newly issued Shares or Shares acquired by or issued or gifted to the trustees of an employee benefit trust established in connection with the Plan. Additionally, at the discretion of the Committee, any Shares issued pursuant to an Award may be represented by American depositary shares (“ADSs”).

4.2 Adjustments. If the Company subdivides its outstanding Shares into a greater number of Shares (by Share dividend, Share split, reclassification, alteration of capital, capitalization of profits, bonus issue or otherwise) or combines its outstanding Shares into a smaller number of Shares (by reverse Share split, reclassification or otherwise) or if the Committee determines that there is any variation in the share capital of the Company or that there is any Share dividend, extraordinary cash dividend, alteration of capital, capitalization of profits, bonus issue, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase any class of Shares or other similar corporate event (including mergers or consolidations, other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 8.1(b)) affecting any class of Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of Shares which thereafter may be awarded or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing; provided, however, that the number of Shares subject to any Award shall always be a whole number. To the extent permitted by applicable law, the Committee, in its sole discretion, may make a compensatory cash payment in lieu of any of the foregoing adjustments. Notwithstanding the foregoing, if all Shares of any class of Shares are redeemed by way of a capital reduction (Kapitalherabsetzung), then each outstanding Award shall be adjusted to substitute for the Shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Shares of such class of Shares and otherwise the terms of such Award, including, in the case of SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). Notwithstanding the foregoing, with respect to any Award that may be settled in a combination of Shares and cash, the Committee may, if it deems appropriate, provide for a cash payment for the whole Award in connection with any adjustment made pursuant to this Section 4.2.

ARTICLE V

SARS

5.1 Grant of SARs. Subject to the limitations of the Plan, SARs may be granted to any Eligible Person who, as of the Effective Date, holds an outstanding share appreciation right granted under an LG Plan. Except as otherwise provided in this Plan or an Agreement, each SAR shall continue to be subject to all the terms and conditions that it was subject to as of immediately prior to the Spin-Off under the applicable LG Plan. Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the applicable Agreement.

5.2 Terms and Restrictions. SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. Subject to the limitations of this Plan, upon the exercise of a SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each Share with respect to which the SAR is being exercised, consideration (in the form determined as provided in Section 5.3) equal in value to the excess of the Fair Market Value of a Share with respect to which the SAR was granted on the date of exercise over the base price per Share of such SAR.

5.3 Consideration. Except as otherwise set forth in an Agreement, the consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable class of Shares with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR). No fractional Shares shall be issuable upon exercise of a SAR, and the Holder will receive cash in lieu of any fractional Shares. Unless the Committee shall otherwise determine, to the extent that the SAR is exercisable, it will be exercised automatically on its expiration date.

5.4 Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

5.5 Exercise. For purposes of this Article V, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

ARTICLE VI

RESTRICTED SHARE UNITS

6.1 Grant. Subject to the limitations of the Plan, Restricted Share Units may be granted to each Eligible Person who, as of the Effective Date, holds an outstanding restricted share unit award granted under an LG Plan. Except as otherwise provided in this Plan or an Agreement, each Restricted Share Unit shall continue to be subject to all the terms and conditions that it was subject to as of immediately prior to the Spin-Off under the applicable LG Plan.

6.2 Restrictions with Respect to Restricted Share Units. Any Award of Restricted Share Units, including any Shares that are represented by an Award of Restricted Share Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or delivered or, if later, the date provided by the Committee at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Award of Restricted Share Units will cause a forfeiture of such Restricted Share Units and any Dividend Equivalents with respect thereto.

6.3 Award of Restricted Share Units. An Award of Restricted Share Units shall not constitute Shares, and the Holder shall not have any of the rights of a Shareholder with respect to any Shares represented by an Award of Restricted Share Units, in each case until Shares shall have been issued or delivered to the Holder as provided in Section 6.4. To the extent provided by the Committee in an Agreement, the Holder may be entitled to receive Dividend Equivalents with respect to an Award of Restricted Share Units, which shall be subject to such restrictions in this Plan and as the Committee shall determine.

6.4 Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Share Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Share Units shall become vested and Shares issued or delivered to the Holder therefor, (ii) any unpaid Dividend Equivalents with respect to such Restricted Share Units shall become vested and payable to the Holder to the extent that the Award related thereto shall have become vested, in accordance with the terms of the applicable Agreement and (iii) with respect to Awards of Restricted Share Units that may be settled in cash or a combination of cash and Shares, any cash amount to be received by the Holder with respect to such Restricted Share Units shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Share Units and any unpaid Dividend Equivalents that shall not become vested shall be forfeited with no Shares or cash issued or delivered therefor, and the Holder shall not thereafter have any rights with respect to such Restricted Share Units and any unpaid Dividend Equivalents that shall have been so forfeited, to the extent permitted by applicable law.

6.5 Cash Payments. In connection with any Award of Restricted Share Units that may be settled in cash or a combination of cash and Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Share Units after such Restricted Share Units shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the applicable Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

ARTICLE VII

PERFORMANCE AWARDS

7.1 Grant. Subject to the limitations of the Plan, Performance Awards may be granted to each Eligible Person who, as of the Effective Date, holds an outstanding performance award granted under an LG Plan. Except as otherwise provided in this Plan or an Agreement, each Performance Award shall continue to be subject to all the terms and conditions that it was subject to as of immediately prior to the Spin-Off under the applicable LG Plan.

7.2 Waiver of Performance Objectives. The Committee shall have discretion to modify, adjust or waive the Performance Objectives or conditions of a Performance Award.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Acceleration of Awards.

(a) Each Eligible Person’s rights with respect to a Spin-Off Award in respect of such Eligible Person’s death or disability or termination of employment or service are intended to be the same as such Eligible Person’s rights immediately prior to the Effective Date with respect to the award granted under an LG Plan that resulted in such Spin-Off Award; provided, however, that, with respect to the definitions of “cause,” “disability,” “good reason,” “retirement,” “termination of employment,” “separation from service” or “suspension event” applicable to Spin-Off Awards granted to LG Participants, references to (i) the “Company” with respect to such definitions and events shall refer to Liberty Global and (B) “Affiliate” shall refer to any company or business entity under the direct or indirect control of Liberty Global, and any company or business entity in which Liberty Global has a 50% or more interest, in each case, as determined by the board of directors of Liberty Global. For the avoidance of doubt, (A) each Eligible Person’s service with Liberty Global and its Affiliates prior to the Effective Date shall be credited for purposes of such Eligible Person’s respective Spin-Off Awards, and (B) no Eligible Person shall be treated as incurring a termination of employment or service, retirement or similar event for purposes of vesting, settlement, forfeiture or any other purpose under this Plan solely as a result of the Spin-Off.

(b) Approved Transactions; Board Change; Control Purchase. (i) In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise and to the extent permitted under applicable law: (A) in the case of a SAR, each such outstanding SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of Shares covered thereby; and (B) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction, if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable class of Shares may be changed, converted or exchanged in connection with the Approved Transaction.

(c) Dividends and Dividend Equivalents. Notwithstanding anything in the Plan to the contrary, any dividend, Dividend Equivalent or other distribution, whether in cash, Shares or other property, made with respect to an Award shall be subject to the same restrictions, terms and vesting and other conditions as are applicable to the underlying Award and shall not paid or issued until such Award is fully vested and otherwise no longer subject to a risk of forfeiture.

8.2 Right of Company to Terminate Employment or Service. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ or service of the Company or any of its Subsidiaries (or Liberty Global or its affiliates) or interfere in any way with the right of the Company or any of its Subsidiaries (or Liberty Global or its affiliates) to terminate the employment or service of the Holder at any time, with or without cause, subject, however, to the provisions of any employment or other agreement between the Holder and the Company or any of its Subsidiaries (or Liberty Global or its affiliates).

8.3 Nonalienation of Benefits. Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.

8.4 Written Agreement. Each Award shall be evidenced by an Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Award shall be notified promptly of such grant, and a written Agreement (which shall include Agreements signed by DocuSign or similar non-qualified electronic signatures) shall be promptly executed and delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any Shares received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 8.6(b).

8.5 Nontransferability; Designation of Beneficiaries.

(a) Nontransferability. Awards shall not be transferable other than as approved by the Committee and provided in the applicable Agreement, by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, during the lifetime of the Holder, Awards may be paid only to and exercised only by such Holder (or his or her court-appointed legal representative).

(b) Designation of Beneficiaries. The Committee may, to the extent permissible and deemed to have operable effect under applicable law, permit a Holder to designate a beneficiary or beneficiaries with respect to Awards under the Plan by filing a written designation of beneficiary or beneficiaries with the Committee on a form and in such manner as the Committee may prescribe from time to time.

8.6 Termination and Amendment.

(a) General. The Plan may be suspended, discontinued, modified or amended if such action is deemed advisable by the Committee; provided that it does not adversely impact outstanding Awards without the Holder of such Award’s consent. The Plan will automatically terminate when no Awards remain outstanding under the Plan.

(b) Modification. No termination, modification or amendment of the Plan, Agreement with any Holder or an Award may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. Nothing contained in the foregoing provisions of this Section 8.6(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

8.7 Withholding. The Company’s obligation to deliver Shares under the Plan shall be subject to applicable national, state and local tax and employee social security contribution withholding requirements. National, state and local withholding tax and employee social security contribution withholding due at the time of an Award, upon the exercise of any SAR or upon the vesting of, or expiration of restrictions with respect to Restricted Share Units, the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid through the withholding of Shares otherwise issuable or to be delivered to such Holder, upon such terms and conditions as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such national, state and local taxes or employee social security contributions required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any national, state or local taxes and employee social security contributions of any kind required to be withheld by the Company with respect to such Award. With respect to Awards that may be settled in cash or a combination of cash and Shares, the foregoing powers of the Company and the Committee with respect to withholding for taxes shall apply to cash amounts paid in settlement of any Award (or portion thereof) under the Plan. The Company shall have the right to notify the tax and social security authorities of the grant, vesting or forfeiture of an Award, if so required by applicable law.

8.8 Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of Share options and the awarding of Shares otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

8.9 Exclusion from Pension and Other Plans. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other benefit plan, program or policy of the Company or any Subsidiary of the Company to the fullest extent allowed by applicable law and the terms of the applicable plan. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Subsidiary of the Company.

8.10 Unfunded Plan. Neither the Company nor any Subsidiary of the Company (or Liberty Global or any of its affiliates) shall be required to segregate any Shares or cash which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company. No Holder shall have voting or other rights with respect to the Shares covered by an Award prior to the delivery of such Shares. Neither the Company nor any Subsidiary of the Company (or Liberty Global or any of its affiliates) shall, by any provisions of the Plan, be deemed to be a trustee of any Shares or any other property, and the liabilities of the Company and any Subsidiary of the Company to any Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Holder or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts (including, without limitation, employee benefit trusts) or other arrangements to meet the obligations of the Company under the Plan; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

8.11 Governing Law. Except as otherwise set forth in an Agreement, the Plan and Awards shall be governed by, and construed in accordance with, the laws of Switzerland, excluding its principles of conflict of laws.

8.12 Accounts. The delivery or payment of any Shares (including, for the avoidance of doubt, ADSs) or cash shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes.

8.13 Legends. Shares (including, for the avoidance of doubt, ADSs) subject to an Award shall bear or otherwise be subject to such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such Shares (including, for the avoidance of doubt, ADSs), including any to the effect that the Shares (including, for the avoidance of doubt, ADSs) represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

8.14 Company’s Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

8.15 Interpretation. The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”

8.16 Section 409A. The Plan and Awards are intended to be exempt from, or compliant with, the requirements of Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”) to the extent that Section 409A is applicable to a Holder. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to be exempt from Section 409A or comply with the requirements of Section 409A, and no such action taken shall be deemed to adversely affect the Holder’s rights to an Award.

8.17 Annexes and Subplans. Any annex or subplan adopted from time to time with respect to the Plan shall be made a part of the Plan and, in the event of a conflict between the terms of the Plan and the terms of an annex or subplan to the Plan, the terms of the annex or subplan shall control with respect to the terms of Awards granted to Persons who are Holders pursuant to the annex or subplan.

8.18 Recoupment. Notwithstanding any other provisions of the Plan, all Awards granted to LG Participants will be subject to deduction or recoupment pursuant to the Liberty Global Recoupment Policy, as in effect from time to time, or as otherwise may be required pursuant to any law, government regulation or stock exchange listing requirement, and all Awards granted to Company service providers shall be subject to deduction or recoupment pursuant to any recoupment policy that may be adopted by the Company or as otherwise may be required pursuant to any law, government regulation or stock exchange listing requirement or any other policy adopted by the Company.